UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2014

NIMIN ENERGY CORP.

(Exact Name of Registrant as Specified in Charter)

ALBERTA, CANADA	000-54162	61-1606563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

NiMin Energy Corp.

1160 Eugenia Place, Suite 100

Carpinteria, California 93013

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: Tel: 805.566.2900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 28, 2014, NiMin Energy Corp. (the “Company” or “NiMin”) announced that its board of directors has declared a final distribution to shareholders of US$0.07 per common share (“Common Share”) of the Company in connection with the voluntary liquidation and dissolution of NiMin. The distribution will be made as a return of capital to shareholders of record on April 11, 2014. The distribution will be payable on April 28, 2014.

This distribution represents the final distribution to shareholders of the proceeds from the sale of all or substantially all of the Company’s assets (“Sale of Assets”) as previously announced less obligations, liabilities and contingency reserves. Shareholders approved the Sale of Assets and the voluntary liquidation and dissolution of the Company and the distribution of the remaining assets of the Company at the annual and special meeting of shareholders held on June 26, 2012.

In connection with the final distribution, the Company anticipates trading of the Common Shares on the NEX to be halted at the opening on April 9, 2014 until delisting from the NEX occurs immediately following the payable date.

Once the Company completes the final distribution to its shareholders, the Company intends to make an application to the Registrar of Corporations (Alberta) for a Certificate of Dissolution.

The Company is furnishing a copy of the press release as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Company press release dated March 28, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIMIN ENERGY CORP.
(Registrant)

April 1, 2014	/s/ Clarence Cottman, III
Clarence Cottman, III
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Company press release dated March 28, 2014